UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2005
APPLIED INNOVATION INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21352	31-1177192

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)
5800 Innovation Drive
Dublin, Ohio 43016
(614) 798-2000
(Address, including zip code, and telephone number
including area code of registrant’s
principal executive offices)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
     On December 5, 2003, Applied Innovation Inc. (the “Company”) and Thomas R. Kuchler entered into an employment agreement (the “Employment Agreement”). On October 31, 2005, the Employment Agreement terminated as a result of the termination of Mr. Kuchler’s employment by the Company without Cause (as “Cause” is defined in the Employment Agreement). Under the Employment Agreement, Mr. Kuchler is entitled to a severance benefit of six months of his current base salary.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On October 31, 2005, Applied Innovation Inc. (the “Company”) received notice from John Riedel of his resignation from the Company’s Board of Directors, effective November 4, 2005. Mr. Riedel has accepted a position with an employer that prohibits service on public companies’ boards of directors. Mr. Riedel’s resignation was not due to any disagreement with the Company known to an executive officer of the Company.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement between the Company and Thomas R. Kuchler (Reference is made to Exhibit 10.12 to the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 8, 2004, and incorporated herein by reference).
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Innovation Inc.

Date: November 3, 2005	By:	/s/ William H. Largent
William H. Largent, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between the Company and Thomas R. Kuchler (Reference is made to Exhibit 10.12 to the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 8, 2004, and incorporated herein by reference).